Escalade Reports First Quarter 2019 Results

- Net sales of $32.1 million

- Gross profit of $8.5 million

- Diluted EPS of $0.02 per share

EVANSVILLE, Ind., April 18, 2019 /PRNewswire/ -- Escalade, Incorporated (NASDAQ: ESCA) - "In traditionally our softest quarter of the year, revenue was flat compared to the prior year, as continued growth in E-Commerce and Specialty Dealers offset softer sales in the International and Mass Merchants channels," stated Dave Fetherman, President and Chief Executive Officer of Escalade, Inc. "Operating costs related to Victory Tailgate, during the slowest quarter of the year, negatively affected the margins within the quarter. Victory Tailgate has historically seen stronger results in the second and fourth quarters. SG&A spending increased due to non-recurring costs of new basketball displayers and we expect an increase in SG&A during the balance of 2019 to support additional revenue coming from Victory Tailgate. We completed the consolidation of Cue and Case's operations from St. Augustine, FL into our distribution center in Evansville, IN during the quarter, which will provide on-going lease and transportation savings. With normal weather patterns returning this spring, we are anticipating an increase in sales in our Outdoor categories after an unusually cold and wet 2018."

Net sales for the first quarter of 2019 were $32.1 million, coming in flat compared to the same quarter in 2018.

Gross margin ratio for the first quarter of 2019 was 26.4%, compared to 28.0% for the same period in the prior year. Gross profit for the first quarter of 2019 was $8.5 million compared to gross profit of $9.0 million for the same quarter in 2018.

Selling, general and administrative expenses (SG&A) were $7.7 million for the quarter compared to $7.0 million for the same period in the prior year, an increase of $0.7 million or 11.4%. SG&A, as a percent of sales, for the first quarter of 2019 increased to 24.1% from 21.6% reported for the same period prior year.

Operating income for the first quarter of 2019 was $0.4 million compared to operating income of $1.7 million for the same period in the prior year.

Net income for the first quarter of 2019 was $0.3 million, or $0.02 diluted earnings per share compared to net income of $1.2 million, or $0.08 diluted earnings per share for the same quarter in 2018.

The Company announced a quarterly dividend of $0.125 per share to be paid to all shareholders of record on June 3, 2019 and disbursed on June 10, 2019.

Escalade is a leading manufacturer and marketer of sporting goods products sold worldwide. To obtain more information on the Company and its products, visit our website at: www.EscaladeInc.com or contact Patrick Griffin, Vice President of Corporate Development & Investor Relations at 812/467-1358.

ABOUT ESCALADE SPORTS

Headquartered in Evansville, IN, Escalade Sports is a global manufacturer and distributor of sports and outdoor recreational equipment. Leaders in their respective categories, Escalade Sports' brands include Bear® Archery, Bear X™, Trophy Ridge®, Rocket®, SIK™ and Cajun Bowfishing™ archery equipment; STIGA® and Ping-Pong® table tennis; Accudart® and Unicorn® darting; Atomic®, Victory Tailgate™, Triumph Sports™, Viva Sol®, Zume® recreational games; Onix® pickleball equipment; Goalrilla™, Goalsetter® residential in-ground basketball systems, Goaliath® and Silverback® residential in-ground and portable basketball goals; Lifeline® and the STEP® fitness products; Woodplay® premium playsets; Vuly™ trampolines; and Cue&Case® - a leader in specialty billiard accessories. Escalade Sports' products are available at sporting goods dealers and independent retailers nationwide. For more information on Escalade Sports, its brands, instruction manuals, retailers, warranty, replacement parts or customer service, please call 1-888-784-4288 or visit www.escaladesports.com.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, Escalade's ability to achieve its business objectives, especially with respect to its Sporting Goods business on which it has chosen to focus, Escalade's ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products, the continuation and development of key customer, supplier, licensing and other business relationships, the ability to successfully negotiate the shifting retail environment and changes in consumer buying habits, the financial health of our customers, disruptions or delays in our supply chain, Escalade's ability to control costs, general economic conditions, fluctuation in operating results, changes in foreign currency exchange rates, changes in the securities market, Escalade's ability to obtain financing and to maintain compliance with the terms of such financing, the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology, risks related to data security of privacy breaches, and other risks detailed from time to time in Escalade's filings with the Securities and Exchange Commission. Escalade's future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

Escalade, Incorporated and Subsidiaries Consolidated Condensed Statements of Operations (Unaudited, In Thousands Except Per Share Data)

	Three Months Ended
All Amounts in Thousands Except Per Share Data	March 23, 2019	March 24, 2018

Net sales	$32,102	$32,149

Costs and Expenses
Cost of products sold	23,625	23,161
Selling, administrative and general expenses	7,745	6,950
Amortization	338	323

Operating Income	394	1,715

Other Income (Expense)
Interest expense	(68)	(189)
Equity in loss of affiliates	--	(12)
Other income (loss)	6	(23)

Income Before Income Taxes	332	1,491

Provision for Income Taxes	65	275

Net Income	$ 267	$1,216

Earnings Per Share Data:
Basic earnings per share	$ 0.02	$ 0.09
Diluted earnings per share	$ 0.02	$ 0.08

Dividends declared	$ 0.125	$ 0.125

Consolidated Condensed Balance Sheets (Unaudited, In Thousands)

All Amounts in Thousands Except Share Information	March 23, 2019	December 29, 2018	March 24, 2018
	(Unaudited)	(Audited)	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$ 4,299	$ 2,824	$ 2,863
Receivables, less allowance of $548; $532; and $484; respectively	31,951	40,682	28,850
Inventories	47,744	39,122	40,114
Prepaid expenses	2,986	4,151	2,866
Prepaid income tax	1,033	1,082	501
Other current assets	--	2	33
TOTAL CURRENT ASSETS	88,013	87,863	75,227

Property, plant and equipment, net	15,523	15,498	13,903
Operating lease right-of-use assets	878	--	--
Intangible assets, net	19,447	19,785	19,368
Goodwill	26,381	26,381	21,548
Investments	--	--	20,175
Other assets	90	--	--
TOTAL ASSETS	$150,332	$149,527	$150,221

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$ --	$ --	$ 18,941
Trade accounts payable	7,756	5,631	5,188
Accrued liabilities	6,512	11,072	8,128
Current operating lease liabilities	595	--	--
TOTAL CURRENT LIABILITIES	14,863	16,703	32,257

Other Liabilities:
Long-term debt	3,662	--	3,750
Deferred income tax liability	3,409	3,409	2,452
Operating lease liabilities	288	--	--
Other liabilities	1,094	1,094	553
TOTAL LIABILITIES	23,316	21,206	39,012

Stockholders' Equity:
Preferred stock:
Authorized 1,000,000 shares; no par value, none issued
Common stock:
Authorized 30,000,000 shares; no par value, issued and outstanding – 14,471,496; 14,438,824; and 14,415,690; shares respectively	14,471	14,439	14,416
Retained earnings	112,545	113,882	99,495
Accumulated other comprehensive loss	--	--	(2,702)
TOTAL STOCKHOLDERS' EQUITY	127,016	128,321	111,209
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$150,332	$149,527	$150,221